Exhibit 99.1

American Public Education, Inc. (“APEI”) Announces Transformational

Deal to Acquire Rasmussen University, the Largest Educator of ADN Nurses

•	Combination will nearly double APEI’s revenue to approximately $600 million[1]
•	APEI will become #1 educator of pre-licensure nurses (ADN/RN and PN/LPN)[2] with over 10,000 nursing students
•	Purchase price is $329 million, consisting of $300 million in cash plus $29 million in preferred shares, which represents the value of expected tax step-up benefits
•	Rasmussen expects 2021 pro forma net income of $7 million and adjusted EBITDA[3] of approximately $44 million
•	Post-acquisition APEI expects to have approximately $31 million of net income and approximately $100 million of Adjusted EBITDA[3] for 2021

CHARLES TOWN, WV (October 28, 2020) – American Public Education, Inc. (Nasdaq: APEI) (“APEI”) – parent company of online learning provider American Public University System (“APUS”) and on-ground, pre-licensure Hondros College of Nursing (“Hondros”) – announced that it has entered into a definitive agreement to acquire Rasmussen University (“Rasmussen”), a nursing- and health sciences-focused institution serving over 18,000 students at its 24 campuses across six states and online.

Angela Selden, chief executive officer of APEI, stated, “We are very enthusiastic about the acquisition of Rasmussen, as it will add another #1 market position -- pre-licensure nursing (ADN/RN and PN/LPN) -- to our current #1 market position with APUS in serving military and veteran students. Collectively, Rasmussen and Hondros will be a nursing education powerhouse serving over 10,000 students. The transaction creates scale and diversifies APEI’s revenue with a mix that will consist of approximately one-third military and veterans, one-third nursing, and one-third online adult learners. From cultural alignment on affordable, inclusive, and high-quality education to strong regulatory track records, we believe the combination will be unparalleled in the industry. This acquisition amplifies our brand promise to provide our students with a Higher Education Return on Investment or ‘HEROITM’.”

The acquisition of Rasmussen represents a significant step in positioning APEI that began a year ago and has included a return to growth at APUS and a turnaround at Hondros. This transaction provides important scale benefits and helps establish APEI as a platform for additional transactions that can create meaningful synergy opportunities over time.

Rasmussen is regionally accredited by the Higher Learning Commission (HLC) and offers a full complement of degree programs in Nursing, Health Sciences, Business, Technology, Design, Education and Justice Studies. Rasmussen offers both traditional and competency-based programs online and through its 24 on-ground campuses in six states. With over 8,200 nursing students, Rasmussen is one of the largest providers of pre-licensure nursing programs in the United States. Rasmussen’s pre-licensure nursing programs have grown at a 16% five-year compound annual growth rate.

“Rasmussen University has a 120-year heritage of educating adult learners, and a comprehensive laddered nursing curriculum. Our emphasis on affordability and student outcomes with a strong connectedness to the employment market are attributes that strongly align with APEI’s overall mission, service to its students and its value creation strategy,” said Tom Slagle, CEO of Rasmussen University.

1 On an annual pro forma basis, assuming that the transaction had closed as of January 1, 2021.

2 IPEDS and APEI Analysis

3 See GAAP Net Income to Adjusted EBITDA in the tables that follow.

Ms. Selden added, “The entire leadership team, led by Tom Slagle for the last 10 years, has developed Rasmussen into a dynamic and growing institution through its student-centric approach and focus on delivering a high-quality education that meets the needs of students and employers. We at APEI look forward to working with Rasmussen to further the mission of the University and deliver value for all of its stakeholders.”

“This transaction represents a unique opportunity for Rasmussen to combine forces with a respected leader in higher education creating a platform to meaningfully increase the number of licensed and highly-qualified nursing professionals in our communities and create more academic programs at scale,” said Atif Gilani, founding partner of Renovus Capital Partners, which acquired Rasmussen in 2019. “We are pleased to have assisted in growing Rasmussen University's best-in-class nursing and high-end healthcare programs and improving Rasmussen's operating results.”  Renovus Capital Partners is a Philadelphia-area based private equity firm specializing in the Knowledge & Talent sectors.

Transaction Details:

•	APEI will acquire 100% ownership of Rasmussen University for $329 million, consisting of $300 million in cash and $29 million of non-voting preferred stock, which represents the estimated value of tax step-up benefits. APEI may substitute cash for the preferred shares at the time of closing, at its election.
•	APEI expects to fund the transaction with a combination of cash on hand of approximately $125 million, not including transaction costs, and up to $175 million of fully committed debt financing from Macquarie Capital.
•	Rasmussen generated $256 million of net revenue, $19 million of net income and $40 million of Adjusted EBITDA[3] for its fiscal year ended September 30, 2020.
•	Rasmussen is expected to generate approximately $7 million of net income and approximately $44 million of Adjusted EBITDA[3] on an Annual Pro Forma Basis in 2021. [1]
•	On an Annual Pro Forma Basis, the acquisition is expected to be accretive to earnings per share for the full-year 2021.[1]
•	APEI expects annual synergies to be approximately $5 million in the first year after closing and more than $10 million in each of the following two years.
•	The transaction is expected to close by the middle of the third quarter of 2021, subject to closing conditions that include review by the Department of Education, approval by the Higher Learning Commission and approval of or notices to other regulatory and accrediting bodies.
•	Rasmussen will continue to operate as a separately accredited institution after closing. In addition, APEI and Rasmussen will enter into a shared services arrangement for certain corporate, administrative and support activities upon closing.

Macquarie Capital provided committed debt financing to APEI.  Hogan Lovells is providing legal counsel to APEI.

Lincoln International acted as exclusive advisor to Rasmussen University.

APEI Provides Preliminary Third Quarter 2020 Results:

APEI is sharing certain preliminary results of its operations for the three months ended September 30, 2020. Although complete details are not yet available, APEI is able to provide the following financial update:

•	Consolidated revenue was $79.1 million, an increase of 16.6% compared to the third quarter of 2019.
•	Net course registrations by new students at APUS increased 25% and total net course registrations increased 18% as compared to the third quarter of 2019.
•	New student enrollment at Hondros College of Nursing increased 88% and total student enrollment increased 38% as compared to the third quarter of 2019.
•	Consolidated net income was $2.6 million, or $0.18 per share, compared to a net loss of $1.6 million in the third quarter of 2019.

Complete third quarter 2020 financial results will be announced on Monday, November 9, 2020, as previously disclosed.

Conference Call/Webcast:

APEI will hold a conference call to discuss this announcement on Thursday, October 29, 2020 at 8:30 a.m. Eastern. To participate in the live conference call, use the following link to register: http://www.directeventreg.com/registration/event/7265915. After registering, a confirmation will be sent via email, including dial-in details and a unique conference call access code required for call entry.

A live webcast of the call will be open to listeners who log in through APEI’s investor relations website, www.apei.com. A replay of the webcast will also be available starting approximately one hour after the conclusion of the live conference call. The replay will be available to listeners for one year.

Preliminary Financial Information

APEI reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). All projected financial data in this press release is preliminary, as the financial period presented or the financial close procedures for the periods presented are not yet complete. These estimates are not a comprehensive statement of APEI’s financial position and results of operations as of and for the periods presented. Actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of APEI’s internal control over financial reporting, the completion of the preparation and management’s review of APEI’s financial statements for the relevant periods, and the subsequent occurrence or identification of events prior to the filing of financial results for the relevant periods with the Securities and Exchange Commission.

Non-GAAP Financial Measure (“Adjusted EBITDA”):

This press release contains the non-GAAP financial measures of EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA (EBITDA less non-cash expenses such as stock compensation and non-recurring expenses such as restructuring charges and transaction costs). APEI believes that the use of these measures is useful because it allows investors to better evaluate APEI’s cash generation capabilities.

The non-GAAP measures should not be considered in isolation or as alternatives to measures determined in accordance with GAAP. The principal limitation of these measures is that they exclude expenses that are required to be recorded by GAAP. In addition, non-GAAP measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded.

APEI is presenting EBITDA and Adjusted EBITDA in connection with its GAAP results and urges investors to review the reconciliation of Net Income to EBITDA and Adjusted EBITDA that is included in the tables following this press release (under the caption “GAAP Net Income to EBITDA/Adjusted EBITDA”) and not to rely on any single financial measure to evaluate its business.

About Rasmussen University

Rasmussen University is regionally accredited by the Higher Learning Commission and is dedicated to meeting the evolving needs of diverse communities through in-demand, flexible, accessible and affordable educational programs. A pioneer in career-focused education since 1900, Rasmussen leads advancements in innovations such as employer-led and expert designed curriculum and comprehensive student support services to help working adults advance their educations. Additionally, Rasmussen University is a national leader in competency-based education. Rasmussen University offers undergraduate and graduate programs online and across its 24 Midwest and Florida campuses. Rasmussen encourages its students, faculty and staff to strive for academic excellence, community enrichment and service to the public good. For more information about Rasmussen University, please visit www.rasmussen.edu.

About American Public Education

American Public Education, Inc. (Nasdaq: APEI) is a leading provider of higher learning dedicated to preparing students all over the world for excellence in service, leadership and achievement. APEI offers respected, innovative and affordable academic programs and services to students, universities and partner organizations through wholly owned subsidiaries: American Public University System and National Education Seminars Inc., which we refer to in this press release as Hondros College of Nursing. Together, these institutions serve more than 88,000 adult learners worldwide and offer more than 220 degree and certificate programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, nursing and liberal arts. For additional information, please visit www.apei.com.

Forward Looking Statements

Statements made in this press release regarding APEI or its subsidiaries that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about APEI and the industry. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will” and “would.” These forward-looking statements include, without limitation, statements regarding benefits of the acquisition of Rasmussen University, the timing of the closing of the transaction, expected growth, expected registration and enrollments, expected revenues, earnings and expenses, expected financial results for Rasmussen University, the ability to deliver a return on learners’ educational investment, and plans with respect to recent, current and future initiatives.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: the satisfaction of closing conditions, including the failure or delay in obtaining required regulatory and accreditor approvals; APEI’s ability to obtain financing to fund the transaction; the significant transaction and integration costs APEI has incurred and expects to incur in connection with the acquisition; the integration of Rasmussen’s business and APEI’s ability to realize the expected benefits of the acquisition; that Rasmussen may have liabilities that are not known to APEI; other events that could impact the transaction and its closing; APEI’s dependence on the effectiveness of its ability to attract students who persist in its institutions’ programs; impacts of the COVID-19 pandemic; APEI’s ability to effectively market its institutions’ programs; adverse effects of changes APEI makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed; APEI’s ability to maintain strong relationships with the military and maintain enrollments from military students; APEI’s ability to comply with regulatory and accrediting agency requirements and to maintain institutional accreditation; APEI’s reliance on Department of Defense tuition assistance, Title IV programs, and other sources of financial aid; APEI’s dependence on its technology infrastructure; strong competition in the postsecondary education market and from non-traditional offerings; and the various risks described in the “Risk Factors” section and elsewhere in APEI’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the period ended June 30, 2020, and other filings with the SEC. You should not place undue reliance on any forward-looking statements. APEI undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Contacts

Public Relations Contacts:	Investor Relations Contact:
Frank Tutalo	Christopher L. Symanoskie, IRC
Director, Public Relations	VP, Investor Relations
American Public Education, Inc.	American Public Education, Inc.
571.358.3042	703.334.3880
FTutalo@apei.com	CSymanoskie@apei.com

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GAAP Net Income to EBITDA/Adjusted EBITDA

(in millions, unaudited)	2021
2021 Annual Pro Forma Basis(1)	Pro Forma
Rasmussen University
Reconciliation from Net Income to Adjusted EBITDA:
Net Income	$7
Income taxes	2
Interest expense	15
Depreciation and amortization	20
EBITDA	44

(1) This represents the pro forma financial results of the Rasmussen University assuming that the transaction was completed on January 1, 2021. There are many assumptions embedded in this calculation with respect to the underlying financial performance, the purchase accounting, the appropriate depreciation and amortization methods, the effective tax rate, future interest rates, etc.

(in millions, unaudited)	2021
2021 Annual Pro Forma Basis(1)	Pro Forma
APEI Consolidated with Rasmussen University
Reconciliation from Net Income to Adjusted EBITDA (Annual Pro Forma Basis)
Net Income	$31
Income taxes	12
Income expense	15
Depreciation and amortization	33
EBITDA	91
Stock Compensation	9
Adjusted EBITDA	$100

(1) This represents the pro forma financial results of the new entity formed by APEI's acquisition of Rasmussen assuming that the transaction was completed on January 1, 2021. There are many assumptions embedded in this calculation with respect to the underlying financial performance of the entitles, the purchase accounting, the appropriate depreciation and amortization methods, the effective tax rate, future interest rates, etc.

GAAP Net Income to EBITDA/Adjusted EBITDA

(in million, unaudited)
Rasmussen University (1)	For Twelve Months Ending
Reconciliation from Net Income to Adjusted EBITDA:	9/30/2017	9/30/2018	9/30/2019	9/30/2020
Net Income	$10	$18	$12	$19
Interest expense	-	-	3	4
Depreciation and amortization	6	6	13	20
EBITDA	16	24	28	43
Pro Forma Adjustments	1	4	-	(3)
Adjusted EBITDA	$17	$28	$28	$40

(1) The attached table provides a reconciliation from Net income to Adjusted EBITDA for Rasmussen University. The Pro-Forma adjustments are a combination of non-cash expenses, transaction expenses and expenses that will not continue after the change in ownership.